                                                        Exhibit No. EX-99.h.3.ii

                                                     Dated as of August 14, 2006

                                    EXHIBIT A

                to Transfer Agency and Related Services Agreement
              dated August 20, 2001 between PFPC and The UBS Funds

     1.   UBS Global Allocation Fund

     2.   UBS Global Equity Fund

     3.   UBS Global Bond Fund

     4.   UBS U.S. Large Cap Equity Fund

     5.   UBS U.S. Large Cap Value Equity Fund

     6.   UBS U.S. Large Cap Growth Fund

     7.   UBS U.S. Small Cap Equity Fund

     8.   UBS U.S. Small Cap Growth Fund

     9.   UBS U.S. Real Estate Equity Fund

     10.  UBS U.S. Bond Fund

     11.  UBS High Yield Fund

     12.  UBS Emerging Markets Debt Fund

     13.  UBS International Equity Fund

     14.  UBS Emerging Markets Equity Fund

     15.  UBS Dynamic Alpha Fund

     16.  UBS Absolute Return Bond Fund

     17.  UBS U.S. Mid Cap Growth Equity Fund

     18.  UBS U.S. Equity Alpha Fund